UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(Address of principal executive offices)

Registrant’s telephone number, including area code: 908-852-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 5.02 below with respect to the Audit Committee (the “Audit Committee”) of the Board Directors (the “Board”) of Vislink Technologies, Inc. (the “Company”) is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2023, the Company received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that due to General James T. Conway not standing for reelection to the Board at the 2023 Annual Meeting of Stockholders of the Company held on August 23, 2023 (the “Annual Meeting”), the Company was not in compliance with Nasdaq’s audit committee composition requirements, as set forth in Nasdaq Listing Rule 5605, which require that the Audit Committee be comprised of at least three “independent directors” as defined in Nasdaq Listing Rule 5605(c)(2)(A). Following the Annual Meeting, the Audit Committee was comprised of two independent directors and one vacancy. The Notice states that, consistent with Nasdaq Listing Rules 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance (i) until the earlier of the Company’s next annual meeting of stockholders or August 23, 2024, or (ii) if the next annual meeting of stockholders is held before February 20, 2024, then the Company must evidence compliance no later than February 20, 2024.

On September 1, 2023, the Board appointed Brian Krolicki, an independent director, to serve as a member of its Audit Committee. The Board determined that Mr. Krolicki satisfied the additional independence and financial sophistication requirements applicable to members of the Audit Committee pursuant to the Sarbanes-Oxley Act of 2002, as amended, the Securities Exchange Act of 1934, as amended, the rules of the Securities and Exchange Commission (the “SEC”), and Nasdaq’s corporate governance listing standards. The Board has also designated Mr. Krolicki as an “audit committee financial expert” as defined by Item 407 of Regulation S-K promulgated by the SEC. As a result of the foregoing, the Company expects Nasdaq to confirm that it has regained compliance with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A).

On September 1, 2023, the Board appointed Ralph Faison, an independent director, as the new Chairman of the Governance and Nominations Committee of the Board, succeeding General Conway in that position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISLINK TECHNOLOGIES, INC.

Date: September 1, 2023	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer